                                                                    Exhibit 10.7
                                      LEASE

         LEASE made the 30th day of August, 2001, between KOBRUN INVESTMENTS, III, L.L.C. whose address is 12 Gloria Lane, Suite II, Fairfield, New Jersey 07004 (hereinafter called "Landlord"), and WOMEN'S GOLF UNLIMITED with an office at 18 Gloria Lane, Fairfield, NJ 07004 (hereinafter called "Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

         1. DESCRIPTION. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the following space: 18 Gloria Lane, Fairfield, NJ 07004, consisting of approximately 20,612 sq. ft. plus an additional 7,830 sq. ft. located in same building, as shown on attached site plan. Total space occupied to be 28,442 sq. ft. (The Premises).

         2. TERM. The Premises are leased for a term of three (3) years commencing on December 1, 2001 and to end at 12:00 Midnight on November 30, 2004. Tenant may take occupancy commencing December 1, 2001 therefrom and thereafter for the term of the Lease and shall pay all charges attributable thereto including but not limited to, basic rent, taxes, and insurance. Tenant shall have one (1) option for an additional two (2) year term. Increase for the new term to be based on 100% CPI increase over base year. Base rent figure for the calculation shall be $6.40 per square foot net.

         3. BASIC RENT. The Tenant shall pay to the Landlord during the term of the Lease total basic annual net rent of one hundred eighty two thousand twenty-eight dollars and eighty cents ($182,028.80) in equal monthly installments of fifteen thousand one hundred sixty-nine dollars and seven cents ($15,169.07) per month payable in advance on the first day of each and every month during the term of the Lease with additional rent to be paid as hereinafter set forth. Tenant shall also pay any additional charges, on a pro rated basis, whose sum encompasses the cost of the following: taxes, insurance on the building, water, sewage, landscaping, snow removal, common maintenance and repairs, and common area electricity for the term of the lease. The approximate charge for the cam charges shall be approximately $1.75 per square foot. Tenant shall pay the basic rent and any additional rent as hereafter provided, to Landlord at Landlord's above stated address, or at such other place as Landlord may designate in writing, without demand and without counterclaim, deduction or set off.

         4. USE AND OCCUPANCY. To be used for assembly, warehouse, and distribution of golf clubs and apparel, and associated components and products.

         5. HAZARDOUS SUBSTANCES. Tenant shall not generate, manufacture, store, handle or dispose at the premises any types and quantities of hazardous substances including red and yellow label products. Tenant shall be allowed to store the equivalent of two (2) fifty-five (55) gallon drums of acetone as part of its occupancy.

         6. CARE AND REPAIR OF PREMISES. Tenant shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of the departments, and the Tenant, which has examined the Premises thoroughly, takes the Premises AS IS, with the exception of Landlord's work detailed in Addendum 1, and Tenant will be responsible for reasonable repairs, replacements and upkeep caused by normal wear and tear of building. Structural repairs, including but not limited to the roof, exterior walls and foundation will be made by Landlord, unless caused by Tenant's negligence. All improvements made by the Tenant to the Premises, which are so attached to the

Premises that they cannot be removed without material injury to the Premises, shall become the property of Landlord. Not later than the last day of the term, Tenant shall surrender the Premises in as good condition as they were in the beginning of the term, reasonable wear excepted.

         7. ABANDONMENT. Tenant shall not, without first obtaining the written consent of Landlord, abandon the Premises or allow the Premises to become vacant or deserted. Tenant acknowledges and agrees that the foregoing covenant on its part is a material inducement to Landlord to execute the Lease, recognizing that the continuous occupancy of the lease Premises is material to the economic value of the Premises.

         8. ASSIGNMENT AND SUBLETTING. The Tenant shall have the right to assign or sublet this Lease in part or in full subject only to the Landlord's consent as to suitability of a prospective assignee or sub-tenant, which shall not be unreasonably withheld.

         9. TAXES, ASSESSMENTS, UTILITIES AND HAZARDS INSURANCE. This Lease shall be a triple-net lease. Accordingly, the Tenant agrees to be ultimately responsible for payment of its pro rata portion of insurance coverage as provided in this Lease, real estate taxes and any other impositions by governmental authority assessed and allocated to the building and lands described within this Lease, including assessment for capital improvements made by such governmental authority. Tenant's pro rata portion for capital improvements shall also be based on the total cost of said capital improvements divided by the anticipated useful life in accordance with generally accepted accounting principles, and allocated based on remaining time left on lease. In addition, the Tenant shall pay for all utilities services whatsoever in connection with the Demised Premises. Landlord, upon payment of all real estate taxes, shall give Tenant proof of such payment, and Tenant shall reimburse Landlord for payment of such real estate taxes not later than ten (10) days after receipt of proof of payment by Landlord. In the event the tax structure of

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this State shall change concerning the assessment and payment of taxes on real estate, it is the intent of the parties hereto that all realty taxes whatsoever chargeable or taxes in substitution for real estate taxes, as applicable to the Demised Premises, shall be paid by the Landlord and reimbursed to Landlord by Tenant.

          It is expressly understood and agreed that the Landlord shall carry fire insurance with full extended coverage in broad form wherein Landlord is named as the primary insured in an amount equivalent to the appraised value of the Premises (as determined by a MAI approval commissioned at Landlord's sole cost), exclusive of foundation (without depreciation), inclusive of broad form boiler and machinery coverage, including air-conditioning system, together with coverage for sprinkler damage to the building or its improvements. Landlord shall use best efforts to try to obtain reasonable rates. Tenant shall be billed for its pro-rata share on a monthly basis as part of the rent. In addition, Landlord, at Tenant's sole cost, shall obtain rent insurance to cover payment of rent after a casualty has partially or wholly destroyed the Premises, as well as adequate public liability insurance wherein the Landlord is named as a party insured in the minimum amount of One Million Dollars ($1,000,000.00) per claim together with excess coverage limits of not less than One Million Dollars ($1,000,000.00) per incident and property damage of One Million Dollars (1,000,000.00).

         Landlord reserves the right, every year, to review and to upgrade the coverage hereinabove referred to in order to establish the then actual full appraised value of insurable improvements (as determined by MAI appraisal provided by Landlord) and to require Tenant to increase any other insurance coverage as may be required to provide reasonable insurance coverage. Landlord may, at its sole discretion, require the Tenant to obtain such other insurance (including flood insurance pursuant to any federally-recognized program) as it may deem

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reasonably necessary to provide adequate coverage for all reasonably insurable risks attributable to the use, ownership and operation of the Tenant's leased Premises.

         Notwithstanding the foregoing, Landlord shall not be responsible for obtaining insurance coverage of any contents in the Premises.

         Landlord and Tenant hereby release the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) under fire and extended coverage and supplementary contract casualties if such fire, casualty or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement at the sole cost of Tenant.

         Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorney's fees, which may be imposed upon or incurred by Tenant by reason of any of the following occurring during the term of this Lease:

         (i) Any matter, cause or thing arising out of the use and occupancy of the leased Premises or any part thereof caused by the negligence or willful acts of the Tenant, or any of its agents, contractors, servants, employees, licensees or invitees;

         (ii) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

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         Landlord shall promptly notify Tenant in a timely manner in writing of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim, in order that Tenant shall interpose a timely defense to such action.

         10. EXTERIOR MAINTENANCE. Not Applicable.

         11. EMINENT DOMAIN. If Tenant's use of the Premises is materially affected due to the taking by eminent domain of the Premises or any part thereof or any estate therein, then this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of said termination date, and any prepaid rent paid for any period beyond said date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a separate claim for any taking of fixtures and improvements owned by Tenant which have not become the Landlord's property, and for moving expenses, provided same shall in no way affect or diminish Landlord's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Tenant of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the basis rent and additional rent, depending upon the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

         12. LANDLORD'S REMEDIES ON DEFAULT. If Tenant defaults in the payment of basic rent, or any additional rent, or defaults in the performance of any of the other covenants and conditions hereof, Landlord may give Tenant notice of such default, and if Tenant does not cure the default in payment of any basic rent within five (5) days or cure any other non-monetary default within thirty
(30) days after giving of such notice (or if such

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other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such thirty (30) days and thereafter proceeds with reasonable diligence and in good faith to cure such default), then Landlord may terminate this Lease on not less than ten (10) days notice to Tenant, on the date specified in said notice, Tenant's right to possession of the Demised Premises shall cease, and Tenant shall then quit and surrender the Premises to the Landlord, but Tenant shall remain liable as hereafter provided. If this Lease shall have been so terminated by Landlord pursuant to this Paragraph, Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove Tenant or other occupants and their effects.

         13. DEFICIENCY. In any case where Landlord has recovered possession of the Premises by reason of Tenant's default, Landlord may, at Landlord's option, occupy the Premises or cause the Premises to be altered, divided, consolidated with other adjoining premises or otherwise changed or prepared for reletting, any may relet the Premises or any part thereof as agent of Tenant or otherwise for a term or terms to expire prior to, at the same time as, or subsequent to the original expiration date of this Lease, at Landlord's option, and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, altering, dividing, consolidating with other adjourning premises or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the rent hereunder and to the costs and expense of performance of the other covenants for Tenant as herein provided. Landlord agrees, in any such case, whether or not Landlord has relet, to pay to Landlord damages equal to the basic and additional rent and other sums herein agreed to be paid by Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Tenant on the date rent is

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payable as above specified. Tenant shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Landlord elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed or such extended, there shall be allowed against Tenant's obligation for rent or damages as herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the basic and additional rent herein reserved, and such occupancy shall not be construed as a release of Tenant's liability hereunder.

         Landlord's remedies hereunder are in addition to any remedy allowed by law.

         14. RIGHT TO CURE TENANT'S BREACH. If Tenant breaches any covenant or condition of this Lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant, and the reasonable amount of all expenses, including attorney's fees, incurred by Landlord in so doing (whether paid by Landlord or not) shall be deemed "additional rent" payable on demand.

         15. MECHANIC'S LIENS. Tenant shall, within ten (10) days after notice from Landlord, discharge or satisfy by bond or otherwise any mechanic's liens for materials or labor claimed to have been furnished to the Premises on Tenant's behalf.

         16. RIGHT TO INSPECT AND REPAIR. Landlord may enter the Premises but shall not be obligated to so do (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacements or additions in, to, on or about the Premises as Landlord deems necessary or desirable. Tenant shall have no claims or




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causes of action against Landlord by reason thereof. In no event shall Tenant have any claim against Landlord for interruption to Tenant's business, however occurring.

         17. HOLDOVER TENANCY. If Tenant holds possession of the premises after the term of this Lease, Tenant shall become a tenant from month to month under the provisions herein provided, but at a monthly rental of One Hundred Fifty Percent (150%) of the rent for the last month of the term of any renewal term, payable in advance on the first day of each month, and such tenancy shall continue until terminated by Landlord, or until Tenant shall have given to Landlord a written notice at least thirty (30) days prior to the intended date of termination, of intent to terminate such tenancy.

         18. RIGHT TO SHOW PREMISES. Landlord may show the Premises to prospective purchasers and mortgagees; and during the six (6) months prior to termination of this Lease, to prospective tenants, during business hours on reasonable notice to Tenant.

         19. LATE CHARGE. Tenant shall pay a "Late Charge" of Two Percent (2%) of any installment of rent or additional rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments.

         20. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

         21. QUIET ENJOYMENT. Landlord covenants that if, and so long as Tenant pays the rent and any additional rent as herein provided and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease.



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

         22. PARAGRAPH HEADINGS. The paragraph headings in this Land position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

         23. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant, and their respective heirs, successors, legal representatives and assigns.

         24. LANDLORD'S LIABILITY FOR LOSS OF PROPERTY. Landlord shall not be liable for any loss of property from any cause whatsoever, including, but not limited to, water damage, theft or burglary from the Demised Premises, and Tenant covenants and agrees to make no claim for any such loss at any time unless such loss shall be the result of the negligence or willful conduct of Landlord.

         25. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail or certified mail in a postpaid envelope addressed: if to Tenant, at the above described Building; if to Landlord, at Landlord's address as set forth above; to either at such other addresses as Landlord or Tenant, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, and if mailed, upon the tenth day after the mailing thereof, except if notice shall be given for a lesser period as otherwise in this Lease provided.

         26. SECURITY. Existing security deposit of nineteen thousand five hundred dollars ($19,500.00), shall remain as security for the full and faithful performance by the Tenant of all of the terms and conditions upon the performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and

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faithfully
carried out all of the terms, covenants and conditions on the Tenant's part to be performed. In the event of a BONA FIDE sale, subject to this Lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

         27. SECURITY NOT TO BE ENCUMBERED. That the security deposited under this Lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

         28. SUBORDINATION. In the event Landlord shall desire to finance or refinance the Premises through an institutional lender, Tenant agrees that its interest in the Premises shall be subordinated to such lender. In connection therewith, Tenant agrees to execute any documents reasonably necessary to subordinate its interest in the Premises.

         29. CERTIFICATE OF OCCUPANCY. In the event the Township of Fairfield shall require a new Certificate of Occupancy to be issued due to a change of Tenant, Tenant agrees that it will, at its sole cost and expense, obtain such new Certificate of Occupancy, including, but not limited to, any modifications to the Premises required by the Township of Fairfield to obtain such new Certificate of Occupancy. Landlord will be responsible for correcting any existing faults that are not a direct result of Tenant's occupancy. The Lease is subject to Tenant obtaining such Certificate of Occupancy.

         30. COMPLIANCE WITH THE LAW.

         A. Landlord warrants to Tenant that the Premises, in its state existing on the Lease commencement date, will not violate any provisions of any applicable building code, regulation

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or ordinance so as to materially adversely affect use of the Premises by Tenant.
In the event this warranty has been violated, then Landlord shall, after written notice from Tenant, promptly at Landlord's sole cost and expense, rectify any such violation. In the event Tenant does not give to Landlord written notice of the violation of this warranty within six (6) months from the Lease commencement date (unless the violation was not known and could not reasonably have been ascertained by Tenant), the correction of same shall be the obligation of the Tenant at Tenant's sole cost. The warranty contained in this Paragraph 30A shall be of no force or effect if Tenant caused such violation.

         B. Except as provided in Paragraph 30A, Tenant shall, at Tenant's expense, comply promptly with all statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof, applicable to the Premises.

         C. Without limiting the generality of the provisions of Paragraph 30A or any other provisions of this Lease, Tenant, at its sole cost and expense, shall comply with, and observe and perform all of the obligations of Landlord and/or Tenant under the New Jersey Environmental Cleanup Responsibility Act, N.J.S.A. 13:lK-6 ET. SEQ. and the rules, regulations, requirements, orders and directives issued thereunder (collectively "ISRA"), insofar as the same may pertain to the use, or the manner of use, of the Premises or any appurtenance thereto by Tenant or any other person during the term or during any other period when Tenant or any person claiming under Tenant may be permitted to enter upon the Facility, the Premises or any appurtenance thereto, and, among other things, Tenant shall:

         (i) Not permit or allow the Premises or the parking lot to be used in a manner so as to be considered an "industrial establishment" as such term is in ISRA without the prior written consent of Landlord;

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         (ii)     At all times during the term keep Landlord advised of the
                  "Standard Industrial Classification" (as such term is used in ISRA) of Tenant and each other person using the Premises;

         (iii) File as and when required by ISRA all forms, notices, affidavits, certifications, plans, declarations, reports and other information as may be necessary or desirable to comply with ISRA.

         (iv) Make or cause to be made all such soil, water and other tests as may be necessary or desirable to comply with ISRA;

         (v) Furnish Landlord with a copy of each of the items referred to in the preceding clauses, and with copies of all correspondence pertaining to the ISRA, as and when available; and

         (vi) Give Landlord prompt notice if, as and when Tenant becomes aware of any use, spill, discharge or other event at the Facility or the Premises concerning a hazardous substance or waste to which ISRA may pertain and in the event of any spill, discharge or contamination take the necessary action to provide the required environmental cleanup.

         The provisions of this paragraph shall survive the expiration or termination of this Lease.

         Nothing herein shall hold tenant responsible for discharge of hazardous substances or waste prior to tenant's occupancy of the premises.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written.

WITNESSES:                                  LANDLORD:

                                            KOBRUN INVESTMENTS III, L.L.C.

/s/ [Illegible] Kobola GT (ASCP)
----------------------------------
                                            By:/s/ Frank Kobola           (L.S.)
                                               ---------------------------------
                                               FRANK KOBOLA, MANAGING MEMBER


                                            TENANT:

                                            WOMEN'S GOLF UNLIMITED

/s/ [Illegible]
----------------------------------


                                            By:/s/ Douglas A. Buffington  (L.S.)
----------------------------------             ---------------------------------
                                               DOUGLAS A. BUFFINGTON, PRESIDENT

                                   ADDENDUM 1

LANDLORD'S WORK

         1.       Replace carpet in new 1,500 sq. ft office area.
         2.       Paint walls in new 1,500 sq. ft. office area.
         3.       Replace carpet in existing accounting area (three rooms).
         4. Removal of two walls in new 1,500 sq. ft. office area, to be mutually agreed to by both Tenant and Landlord.

         Note: New carpet to be of a quality and grade that is mutually agreed to by both Tenant and Landlord.


WITNESSES:                                  LANDLORD:

                                            KOBRUN INVESTMENTS III, L.L.C.

/s/ [Illegible] Kobola G.T. (ASCP)
----------------------------------

                                            By:/s/ Frank Kobola           (L.S.)
----------------------------------             ---------------------------------
                                               FRANK KOBOLA, MANAGING MEMBER


                                            TENANT:

                                            WOMEN'S GOLF LIMITED

----------------------------------

                                            By:/s/ Douglas A. Buffington  (L.S.)
----------------------------------             ---------------------------------
                                               DOUGLAS A BUFFINGTON,
                                               PRESIDENT